UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2022

ELIEM THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23515 NE Novelty Hill Road,
Suite B221#125
Redmond, WA	98053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 276-2300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On October 5, 2022, Eliem Therapeutics, Inc. (Eliem, or the Company) issued a press release providing program updates, announcing expected upcoming milestones and providing an update on the Company’s unaudited cash, cash equivalents and marketable securities as of September 30, 2022. In such press release, the Company reported that its unaudited cash, cash equivalents and marketable securities were approximately $129.8 million as of September 20, 2022, which amount includes the receipt of $6.2 million in tax reimbursements in the third quarter of 2022. A copy of such press release is attached to this Current Report as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.

A copy of a slide presentation that Eliem will use at investor conferences and presentations is attached to this Current Report as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Items 2.02 and 7.01 (including Exhibits 99.1 and 99.2) is being furnished, not filed, for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, whether filed before or after the date hereof and regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

Program Updates and Anticipated Key Milestones

Eliem also provided the following program updates and announced expected upcoming milestones.

ETX-155 Program: ETX-155 is a novel GABAA receptor positive allosteric modulator (GABAA PAM) that is being developed for the treatment of major depressive disorder (MDD) and epilepsy. Following the observation of lower-than-expected drug exposure levels in the three subjects evaluated in a Phase 1b photosensitive epilepsy (PSE) trial, the Company initiated a Phase 1, single and repeat dose, clinical trial in healthy subjects to confirm the pharmacokinetic profile of ETX-155 in advance of a planned Phase 2a clinical trial in subjects with MDD. The drug exposure levels from the recently executed single dose part of the Phase 1 pharmacokinetic trial (N=42) were compared with the population pharmacokinetic model built with data from healthy subjects evaluated in the original, previously disclosed Phase 1 trials (N=70). Results demonstrated that at the 60-milligram dose, there was no meaningful difference between exposures obtained with different batches, and that the low exposures observed in the Phase 1b PSE trial are within the range of previously reported moderate variability. In addition, and upon extensive investigation, no irregularities or differences were observed with chemistry, manufacturing, and controls (CMC) associated with the drug product and the drug substance batches used in the PSE trial or with other newly produced drug substance and product.

Given the encouraging safety, tolerability, and pharmacokinetic profile of the 60-milligram dose in the prior two Phase 1 repeat dose trials and well-tolerated single dose data with a 75-milligram dose in the ongoing Phase 1 pharmacokinetic trial, the Company plans to evaluate a 75-milligram dose of ETX-155 in the repeat dose part of the ongoing Phase 1 pharmacokinetic trial in healthy subjects prior to making a decision on the dose for the planned Phase 2a MDD trial. Final results from the Phase 1 pharmacokinetic trial, including the repeat dose cohort, are expected in the fourth quarter of 2022. The Company currently anticipates initiating the Phase 2a MDD trial in the first quarter of 2023 using either the 60-milligram or 75-milligram dose of ETX-155, depending on the final exposure, safety and tolerability results from the ongoing Phase 1 pharmacokinetic trial. Assuming initiation in the first quarter of 2023, the topline data for the Phase 2a MDD trial would be expected in mid-2024.

The Company also has determined it will not reinitiate the PSE proof-of-concept trial but will continue to pursue development of ETX-155 in focal onset seizures (FOS), given existing clinical validation of the GABAA PAM mechanism in this indication.

Kv7.2/3 channel opener program: The Company’s preclinical program targets the Kv7.2/3 potassium channel (Kv7), a target that has clinical validation in pain and epilepsy. The Company has filed foundational intellectual property claims on its novel Kv7 compounds. In addition, while pursuing further lead evaluation, the Company has initiated the scaling up of two pre-candidates to enable the initiation of IND-enabling safety studies, expected in the first quarter of 2023, with Phase 1 studies planned to initiate in the first half of 2024. The Company’s novel Kv7 compounds have demonstrated high potency and differentiated selectivity in electrophysiology assays, and in vivo anticonvulsant activity in the maximal electroshock seizure (MES) rat model. Preclinical data on the Kv7 compounds are planned to be reported later in the fourth quarter of 2022.

Anxiolytic for generalized anxiety disorder (GAD): The Company has discontinued early preclinical development of a novel, non-sedating anxiolytic for the potential treatment of GAD because none of the compounds investigated achieved the required profile.

Forward-Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements, including, without limitation, statements relating to: the advancement of Eliem’s pipeline; the continued development and clinical and therapeutic potential of ETX-155 and Eliem’s Kv7.2/3 channel opener program; Eliem’s plan to study a 75-milligram repeat dose in the ongoing Phase 1 pharmacokinetic trial of ETX-155 and expected timing for the availability of final results from that trial; Eliem’s belief that it is positioned to commence the referenced phase 2a trial of MDD in the first quarter of 2023; Eliem’s plans to continue to pursue development of ETX-155 in focal onset seizures; Eliem’s planned activities and expectations for the Kv7.2/3 channel opener program, including the initiation of Phase 1 studies, and the timing thereof; Eliem’s plans to report preclinical data on the Kv7 program later in the fourth quarter of 2022; and Eliem’s commitment to developing therapies targeting neuronal excitability disorders. Words such as “advancing,” “anticipates,” “assuming,” “believe,” “compelling,” “continue,” “excited,” “expected,” “focus,” “initiate,” “on track,” “plans,” “positioned,” “potential,” “progress,” “pursue,” “will,” “would,” or other similar expressions, identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this press release are based upon Eliem’s current plans, assumptions, beliefs, expectations, estimates and projections, and involve substantial risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements due to these risks and uncertainties as well as other factors, which include, without limitation: the clinical, therapeutic and commercial value of ETX-155 and the Kv7 program; risks related to the potential failure of ETX-155 or the Kv7 program to demonstrate safety and efficacy in clinical testing; Eliem’s ability to initiate and conduct clinical trials and studies of ETX-155 or the Kv7 program sufficient to achieve a positive completion; the availability of data at the expected times; Eliem’s ability to obtain and protect intellectual property rights, and operate without infringing on the intellectual property rights of others; the uncertain timing and level of expenses associated with Eliem’s preclinical and clinical development activities; the sufficiency of Eliem’s capital and other resources; risks and uncertainties related to regulatory application, review and approval processes and Eliem’s compliance with applicable legal and regulatory requirements; market competition; changes in economic and business conditions; impacts on Eliem’s business due to external events, including health pandemics or other contagious outbreaks, such as the current COVID-19 pandemic; and other factors discussed under the caption “Risk Factors” in Eliem’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022. The forward-looking statements made in this report speak only as of the date of report. Eliem expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Eliem’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Eliem Therapeutics, Inc., dated October 5, 2022

99.2	Investor Presentation dated October 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eliem Therapeutics, Inc.

Date: October 5, 2022	By:	/s/ James B. Bucher
James B. Bucher
Executive Vice President and General Counsel

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